Exhibit 99.1

GREENLIGHT RE REPORTS SECOND QUARTER 2007 RESULTS

Fully diluted book value per share increased 24.7% YOY

GRAND CAYMAN, Cayman Islands (August 13, 2007) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the second quarter ended June 30, 2007. The company reported net income of $21.3 million for the second quarter 2007 compared to $6.6 million for the same period in 2006. On a fully diluted per share basis, net income was $0.76, compared to $0.31 for the second quarter of 2006.

Fully diluted book value per share increased to $15.81 at June 30, 2007, a 24.7% increase over $12.68 at June 30, 2006. The 2006 diluted book value is adjusted for a related party promissory note receivable that was outstanding at the time.

For the six months ended June 30, 2007, net income was $8.2 million compared to $22.0 million for the same period in 2006. On a fully diluted per share basis, net income was $0.33, compared to $1.03 for the six months ended June 30, 2006.

“We are pleased with the successful launch of Greenlight Re as a public company and with the reception that it has received from the marketplace,” said David Einhorn, Chairman of the Board of Directors. “We believe that Greenlight Re’s differentiated strategy should generate compelling long-term growth in book value per share.”

Operating highlights for the second quarter and first half of 2007 include the following:

•

Gross written premiums were $65.4 million compared to $11.7 million in the second quarter of 2006 while net earned premiums were $25.0 million compared to $2.4 million. For the first six months, gross written premiums were $103.5 million compared to $11.7 million for the first six months of 2006 while net earned premiums were $45.9 million compared to $2.4 million.

•

Net investment income in the second quarter was $19.9 million, a return of 6.8%, compared to $7.2 million in the second quarter of 2006, a 2.9% return. For the first six months of 2007, net investment income was $5.5 million compared to $24.4 million in the six months ended June 30, 2006.

•

On May 30, 2007, Greenlight Re completed an initial public offering and concurrent private placement which raised approximately $255.7 million net of fees and expenses. At the price of $19 per ordinary share, the IPO and concurrent private placement increased book value by approximately 10%.

•	There were no catastrophe losses reported during the quarter and none have been reported year to date.

“Our second quarter results represent important progress in our ongoing effort to deliver long-term growth in book value per share for our shareholders through our differentiated reinsurance model,” said Greenlight Re Chief Executive Officer Len Goldberg. “Our strategy is focused on expanding a profitable underwriting portfolio and executing a value-oriented investment approach. This strategy allowed us to recognize an increase in our fully diluted book value per share for the twelve months ended June 30, 2007. We believe this active management of both sides of the balance sheet positions us well to earn above average risk adjusted returns on the capital and float inherent in our business.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the second quarter 2007 on August 14, 2007 at 9:00 a.m. EDT. To participate, please dial in to the conference call at (866) 600-0797 (domestic) or (706) 634-6541 (international), access code 10445407. The conference call topic is Greenlight Re Earnings Conference Call.

A telephone replay of the call will be available from 10:30 a.m. EDT on August 14, until 11:59 p.m. EDT on August 21. The replay of the call may be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), access code 10445407.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our prospectus dated May 24, 2007 filed with the Securities Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.

Greenlight Re (www.greenlightre.ky) is a specialty property and casualty reinsurance company based in the Cayman Islands. The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces. Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited. With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.

Contact:

Alex Stanton

Stanton Crenshaw Communications

(212) 780-1900

alex@stantoncrenshaw.com

GREENLIGHT CAPITAL RE, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2007 and December 31, 2006

(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2007 (unaudited)	December 31, 2006 (audited)
ASSETS
Investments in securities
Fixed maturities, trading at fair value	$2,163	$—
Equity investments, trading at fair value	501,175	238,799
Other investments, at estimated fair value	3,665	4,723
Total investments in securities	507,003	243,522
Cash and cash equivalents	85,182	82,704
Restricted cash and cash equivalents	303,270	154,720
Financial contracts receivable, at fair value	1,151	—
Investment income receivable	2,551	454
Reinsurance balances receivable	61,057	19,622
Loss and loss adjustment expense recoverables	5,269	—
Deferred acquisition costs	15,275	16,282
Unearned premiums ceded	20,854	—
Other assets	1,200	1,304
Total assets	$1,002,812	$518,608
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at fair value	$241,317	$124,044
Dividends payable on securities sold, not yet purchased	696	354
Financial contracts payable, at fair value	27,579	8,640
Loss and loss adjustment expense reserves	28,628	4,977
Unearned premium reserves	97,758	47,546
Reinsurance balances payable	22,521	4,236
Funds withheld	2,753	—
Accounts payable and accrued expenses	2,698	2,020
Performance and management fees payable to related party	1,349	14,624
Total liabilities	425,299	206,441
Shareholders’ equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none
issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized,
100,000,000; issued and outstanding, 29,847,787 (2006: 16,507,228);
Class B: par value $0.10; authorized, 25,000,000; issued and
outstanding, 6,254,949 (2006: 5,050,000))	3,610	2,156
Additional paid-in capital	475,686	219,972
Retained earnings	98,217	90,039
Total shareholders’ equity	577,513	312,167
Total liabilities and shareholders’ equity	$1,002,812	$518,608

GREENLIGHT CAPITAL RE, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

For the three and six months ended June 30, 2007 and 2006

(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues
Gross premiums written	$65,445	$11,662	$103,509	$11,662
Gross premiums ceded	(14,534)	—	(28,277)	—
Net premiums written	50,911	11,662	75,232	11,662
Change in net unearned premium reserves	(25,939)	(9,249)	(29,339)	(9,249)
Net premiums earned	24,972	2,413	45,893	2,413
Net investment income	19,924	7,192	5,543	24,387
Interest income on related party promissory note receivable	—	272	—	562
Total revenues	44,896	9,877	51,436	27,362

Expenses
Loss and loss adjustment expenses incurred	11,138	—	20,126	—
Acquisition costs	9,515	1,093	17,227	1,143
General and administrative expenses	2,926	2,221	5,905	4,186
Total expenses	23,579	3,314	43,258	5,329
Net income	$21,317	$6,563	$8,178	$22,033

Earnings per share
Basic	$0.78	$0.31	$0.33	$1.03
Diluted	0.76	0.31	0.33	1.03

Weighted average number of ordinary shares used in the
determination of
Basic	27,472,993	21,346,666	24,515,973	21,290,186
Diluted	27,980,421	21,445,642	24,895,878	21,370,858